Augmedix Delivers 27% Revenue Growth for Second Quarter of 2024

SAN FRANCISCO, August 12, 2024 -- Augmedix (Nasdaq: AUGX), a leader in ambient AI medical documentation and data solutions, today reported financial results for the three months ended June 30, 2024.

“We believe we are approaching the proposed combination with Commure, Inc. from a position of strength, with consistent double-digit revenue growth and improving gross margins,” commented Manny Krakaris, Augmedix CEO. “Together, we believe we will be well-positioned to continue to streamline the medical documentation ecosystem with a growing base of health system customers, solid partners, and proven solutions. As part of Commure, we expect to scale our ambient documentation solutions, leveraging valuable integrations and AI capabilities. The ultimate goal is to create the health AI operating system of the future, a single, powerful, integrated platform that drives unprecedented efficiency.”

The closing of the transaction with Commure is expected in late Q3 or early Q4, subject to approval by Augmedix stockholders and the satisfaction of other customary closing conditions.

	Three Months Ended June 30,
Financial Highlights:	2024	2023	Change
Revenues	$13,664	$10,780	27%
Gross profit	$6,455	$5,065	27%
Gross margin	47.2%	47.0%	20 bps
Net loss	$(8,450)	$(5,033)	(68)%
Loss per share	$(0.16)	$(0.12)	(33)%
Adjusted EBITDA (non-GAAP)	$(5,960)	$(4,107)	(45)%

Second Quarter 2024 Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended June 30, 2023.
•Total revenue was $13.7 million, an increase of 27% compared to $10.8 million.
•Dollar-based Net Revenue Retention was 129% for our Health Enterprise customers compared to 148%.
•Gross Profit increased 27% to $6.5 million from $5.1 million.
•Gross Margin increased 20 basis points to 47.2% compared to 47.0%.
•Operating Expenses were $15.2 million compared to $10.0 million. Adjusted operating expenses, a Non-GAAP metric, increased 32% to $12.9 million compared to $9.5 million.
•Net loss was $8.5 million compared to $5.0 million.
•Adjusted EBITDA loss, a Non-GAAP metric, was $6.0 million compared to $4.1 million.
•Operating cash burn was $3.8 million compared to $6.0 million.
•Cash, cash equivalents, and restricted cash as of June 30, 2024, was $33.4 million compared to $46.3 million as of December 31, 2023.
•Common shares and pre-funded warrants outstanding as of June 30, 2024 were 53,455,759. The pre-funded warrants are included in the weighted average shares outstanding for the EPS calculation.

Adjusted operating expenses and Adjusted EBITDA are Non-GAAP financial measures. See “Non-GAAP Financial Measures.” Please see “Non-GAAP Financial Measures” below and the Reconciliation of GAAP to Non-GAAP Metrics table below.

Definition of Key Metrics

Average Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our products. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the average number of clinicians in service is a key indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business. At this time clinicians in service does not include clinicians using Augmedix Go.

Average Annual Revenue Per Clinician: Average revenue per clinician is determined as total revenue, excluding Data Services revenue, recognized during the period presented divided by the average number of clinicians in service during that same period. Using the number of clinicians in service at the end of each month, we derive an average number of clinicians in service for the periods presented. The average annual revenue per clinician will vary based upon minimum hours of service requested by clinicians, pricing, and our product mix.

Dollar-Based Net Revenue Retention: Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. We define a "Health Enterprise" as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

About Augmedix

Augmedix (Nasdaq: AUGX) empowers clinicians to connect with patients by liberating them from administrative burden through the power of ambient AI, data, and trust. The platform transforms natural conversations into organized medical notes, structured data, and point-of-care notifications that enhance efficiency and clinical decision support. Incorporating data from millions of interactions across all care settings, Augmedix collaborates with hospitals and health systems to improve clinical, operational, and financial outcomes. Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted Operating Expenses, and Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted Operating Expense as total operating expenses less share-based compensation expense and acquisition related expenses.

In the fourth quarter of 2023, Augmedix changed its computation of Adjusted EBITDA to better reflect the performance of the Company’s business predominantly due to the equity financing that occurred in November of 2023, which significantly increased the Company’s cash balance. We now define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); acquisition related expenses; and other income (expense) net, which consists of interest expense on our debt facility, interest income from our cash and cash equivalents, realized foreign currency gains and losses, loss on extinguishment of debt, change in fair value of a warrant liability, and grant income from the Bangladesh government related to our Bangladesh subsidiary. Prior to the fourth quarter of 2023, the Company did not exclude interest income earned on cash balances, realized foreign currency transaction gains or losses or grant income received from the Bangladesh government from the computation of Adjusted EBITDA. Adjusted EBITDA has been recast in prior periods to reflect this change for consistency in presentation.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from reviewing these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Metrics table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending acquisition (the “Merger”) of the Company by Commure, Inc. (“Parent”), statements regarding approaching the proposed combination with Parent from a position of strength; statements regarding the combined company being well-positioned to continue to modernize the medical documentation ecosystem with a growing base of health system customers, solid partners, and proven solutions; statements regarding the combined company scaling ambient documentation solutions, leveraging valuable integrations and AI capabilities; statements regarding the ultimate goal being to create the health AI operating system of the future, a single, powerful, integrated platform that drives unprecedented efficiency; and other statements that concern the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on the Company’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of required approval from the Company’s stockholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with respect to the contemplated Merger, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally; (v) risks that the Merger disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (vii) risks related to diverting management’s or employees’ attention during the pendency of the Merger from the Company’s ongoing business operations; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) uncertainty as to timing of completion of the Merger and the ability of each party to consummate the Merger; (xi) risks that the benefits of the Merger are not realized when or as expected; (xii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xiii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such as the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and in the Company’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that the Company will file with the SEC relating to its special meeting of stockholders will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and/or similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information that can be accessed through hyperlinks or website addresses included in this communication is deemed not to be incorporated in or part of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Company’s website at ir.augmedix.com under the link “SEC Filings” or by contacting the Company’s Investor Relations department via e-mail at investors@augmedix.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of such participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Investors:
Matt Chesler, CFA
FNK IR
investors@augmedix.com

Media:
Kaila Grafeman
Augmedix
pr@augmedix.com

AUGMEDIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except shares and key metrics)

	Three Months Ended June 30,
	2024	2023
Revenues	$13,664	$10,780
Cost of revenues	7,209	5,715
Gross profit	6,455	5,065
Operating expenses:
General and administrative	7,013	4,760
Sales and marketing	3,749	2,649
Research and development	4,418	2,590
Total operating expenses	15,180	9,999
Loss from operations	(8,725)	(4,934)
Other income (expense):
Interest expense	(639)	(558)
Interest income	410	276
Other	590	303
Total other income (expense), net	361	(48)
Net loss before income taxes	(8,364)	(4,982)
Income tax expense	86	51
Net loss	$(8,450)	$(5,033)

Weighted average shares of common stock outstanding, basic and diluted	53,387,349	43,607,984

Key Metrics:
Average clinicians in service	1,887	1,534
Average annual revenue per clinician	$28,700	$27,900
Dollar-based net revenue retention rate	129%	148%

AUGMEDIX, INC.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$28,220	$46,217
Restricted cash	—	125
Accounts receivable, net of allowance for credit losses of $204 and $110 at June 30, 2024 and December 31, 2023, respectively	9,252	8,572
Prepaid expenses and other current assets	2,453	1,909
Total current assets	39,925	56,823
Property and equipment, net	3,333	3,739
Operating lease right of use asset	4,431	5,220
Restricted cash, non-current	5,207	—
Deposits and other assets	776	930
Total assets	$53,672	$66,712

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$881	$721
Accrued expenses and other current liabilities	6,929	6,589
Deferred revenue	8,902	8,963
Customer deposits	851	851
Operating lease liability, current portion	1,432	1,494
Loan payable, current portion	5,000	5,000
Total current liabilities	23,995	23,618
Operating lease liability, net of current portion	3,303	4,049
Loan payable, net of current portion	15,540	15,303
Other liabilities	360	421
Total liabilities	43,198	43,391
Total stockholders' equity	10,474	23,321
Total liabilities and stockholders' equity	$53,672	$66,712

AUGMEDIX, INC.
Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(12,045)	$(12,175)
Net cash used in investing activities	(903)	(1,475)
Net cash provided by financing activities	133	16,969
Effect of exchange rate changes on cash and restricted cash	(100)	(47)
Net decrease in cash and restricted cash	(12,915)	3,272
Cash and restricted cash at beginning of year	46,342	21,988
Cash and restricted cash at end of year	$33,427	$25,260

AUGMEDIX, INC.
Reconciliation of GAAP to Non-GAAP Metrics
(Unaudited, in thousands)

	Three Months Ended June 30,
Adjusted EBITDA:	2024	2023
Net loss	$(8,450)	$(5,033)

Other (income) expense , net	(361)	48
Depreciation	416	262
Share-based compensation	1,152	565
Income tax expense (benefit)	86	51
Acquisition related expenses	1,197	—
Total adjustments	2,490	926
Adjusted EBITDA	$(5,960)	$(4,107)

Adjusted Operating Expenses:
Total operating expenses	$15,180	$9,999
Less: Share-based compensation	1,106	538
Less: Acquisition related expense	$1,197	$—
Adjusted operating expenses	$12,877	$9,461